                        OAK HILL SPORTSWEAR CORPORATION
                                 1411 Broadway
                            New York, New York 10018

                                 ______________

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                                 ______________

Dear Shareholder:

     The Annual Meeting of Shareholders of Oak Hill Sportswear Corporation will be held at the Bank of America, 335 Madison Avenue, New York, New York, on Wednesday, June 21, 1995, at 10:30 A.M., to:

     (1) elect a Board of four directors;

     (2) approve a Non-Qualified Stock Option Plan for the Company; and

     (3) act upon such other matters as may properly come before the meeting.


     The Board of Directors has fixed the close of business on May 12, 1995 as the record date for determining shareholders entitled to notice of and to vote at the meeting.



                                                    Joseph Greenberger,
                                                        Secretary


May 16, 1995




                             YOUR VOTE IS IMPORTANT

                  Whether or not you plan to attend the meeting,
              please sign and return the accompanying proxy card.

                         PRELIMINARY PROXY STATEMENT -
                              FOR SEC REVIEW ONLY


                        OAK HILL SPORTSWEAR CORPORATION
                                 1411 Broadway
                            New York, New York 10018
                                 ______________

                                PROXY STATEMENT
                                      FOR
                      1995 ANNUAL MEETING OF SHAREHOLDERS
                                 ______________

Introduction

     Proxies in the form enclosed are solicited by the management of Oak Hill Sportswear Corporation (the "Company") for use at the 1995 Annual Meeting (the "Meeting") of Shareholders scheduled to be held on Wednesday, June 21, 1995. All properly executed proxies received prior to or at the meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted FOR the election of management's four nominees as directors (see "Election of Directors"), to approve a Non-Qualified Stock Option Plan for the Company (see "Approval of Non-Qualified Stock Option Plan") and, if other matters properly come before the meeting, in the discretion of either of the persons named in the proxy.

Shares Entitled to Vote

     Holders of record of Common Stock at the close of business on May 12, 1995 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date, there were 2,057,576 shares of Common Stock, $.02 par value, outstanding, each entitled to one vote. The Notice of Meeting, this Proxy Statement, the accompanying proxy card and the Annual Report of the Company for its fiscal year ended December 31, 1994 are being mailed on or about May 16, 1995 to all holders of record of Common Stock on the Record Date.

Proxies and Revocation of Proxies

     Execution and delivery of a proxy card will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by presentation of a later dated proxy or by attending the Meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Annual Meeting, however, will not in and of itself revoke a proxy.

     A shareholder who is a beneficial owner, but not a registered owner, as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee in whose name the shares are registered executing and delivering a proxy on his or her behalf or the shareholder attending the Meeting with a proxy or other authorization to vote from the registered owner and voting.

     No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks, and other nominees will be reimbursed for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Company's stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.


                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following are believed by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, as of April 13, 1995:

                                                                  Number of                         Percent of
 Name and Address                                                  Shares                           Outstanding
- -----------------                                                 ----------                        -----------
Arthur L. Asch                                                    336,951(1)                            16.4%
1411 Broadway
New York, New York 10018

Alphi Investment Management Company                               186,100(2)                             9.0%
155 Pfingston Road - Suite 360
Deerfield, IL  60015

Kennedy Capital Management                                        141,000(2)                             6.9%
425 N. New Ballas Road - Suite 181
St. Louis, MO  63141

(1) Includes 25,000 shares held by his wife. Mr. Asch has disclaimed a beneficial ownership of these shares. Excludes options to purchase 40,000 shares which become exercisable in four equal cumulative annual installments to commence October 11, 1995.

(2)  As reported in the most recent Schedule 13D or 13G received by the Company.

                        ITEM 1 -- ELECTION OF DIRECTORS

Certain Information Regarding Management's Nominees

     Four directors are to be elected at the 1995 Annual Meeting of Shareholders to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Messrs. Asch, Greenberger, Kotler and Thomas, who are presently directors, are nominees for election as directors. Nominees receiving a plurality of the votes cast at the Meeting will be elected. The present directors' term of office expires at the conclusion of the 1995 Annual Meeting of Shareholders. Management has no reason to believe that any nominee will be unable to serve. If any should not be available, either person named in the proxy may vote for a substitute nominee designated by the Nominating Committee of the Board of Directors.

     The following table gives certain information as of April 13, 1995 concerning the present directors, management's nominees for election as directors, and the ownership of the Company's common stock by all officers, directors and nominees as a group.

                                    Biographical              Director           Number          Percent of
Name                       Age      Information                Since            of Shares        Outstanding
- ----                       ---      ------------              --------          ---------        -----------
Arthur L. Asch             53       Chairman of the             1979            336,951(1)          16.4%
                                    Board of Directors
                                    and Chief Executive
                                    Officer of the
                                    Company, and member
                                    of the Executive
                                    Committee.

Joseph Greenberger         59       Secretary of the            1979                 --               --
                                    Company and member
                                    of Stock Option
                                    Committee. Partner
                                    of Greenberger &
                                    Forman, a New York
                                    law firm.(2)

Steven Kotler              48       President since             1979            25,675(3)            1.2%
                                    March 1987, and
                                    Managing Director,
                                    since 1986, of
                                    Wertheim Schroder
                                    & Co. Incorporated
                                    (investment bankers)
                                    and, prior thereto,
                                    general partner of
                                    Wertheim & Co., its
                                    predecessor.  Chairman
                                    of the Company's Executive
                                    Committee and member of
                                    Audit, Nominating
                                    and Stock Option Committees.
                                    Director of Del Labora-
                                    tories, Inc. (cosmetics
                                    and drugs); Moore Medical
                                    Corp. (wholesale drugs);
                                    Member  of Board of Governors
                                    of the American Stock Exchange.


                                    Biographical                      Director           Number          Percent of
Name                       Age      Information                        Since            of Shares        Outstanding
- ----                       ---      ------------                      --------          ---------        -----------
Bruce Slovin               59       President and Director              1979                  --                 --
                                    of MacAndrews & Forbes
                                    Holdings Inc. and Revlon
                                    Group Incorporated
                                    (industrial holding
                                    companies). Director
                                    of Revlon, Inc. (beauty
                                    and personal care), Andrews
                                    Group, Incorporated
                                    (publishing and
                                    entertainment), Continental
                                    Health Affiliates, Inc.
                                    (nursing home ownership and
                                    management), Cantel Industries,
                                    Inc. (distributor of
                                    furniture and medical
                                    equipment); Infu-tech, Inc.
                                    (home health care); and The
                                    Coleman Company, Inc.
                                    (outdoor recreation manufacturer.)

Peter C. Sutro             64       Retired.  From 1987                 1979                  --                 --
                                    to 1991 President of
                                    M.P.I. Satellite
                                    (Italia) S.p.A.
                                    (marketing and
                                    importing of satellite
                                    television reception
                                    equipment to Europe).
                                    Director of Moore
                                    Medical Corp.


Wilmer J. Thomas, Jr.      68       Private investor and                1979               2,000                   *
                                    financial consultant.
                                    Member of the
                                    Company's Executive,
                                    Audit, Nominating
                                    and Stock Option
                                    Committees.  Director
                                    and Vice Chairman
                                    of Great Dane
                                    Holdings, Inc. (truck
                                    trailers and automotive
                                    stamping components)
                                    and its Treasurer from
                                    1989 to 1994. Director
                                    of Moore Medical Corp.
All directors and
executive officers
as a group (8 persons)(4)                                                                382,626               18.6


(1)  See Note 1 to "Principal Holders of Common Stock."

(2) Mr. Greenberger's law firm earned approximately $36,000 in fees from the Company for services rendered in 1994.

(3) All such shares are held by the Kotler Family Foundation, Inc., of which Mr. Kotler is Trustee. Mr. Kotler has disclaimed beneficial interest of these shares.

(4) The Company maintains directors and officers liability insurance with Cigna Insurance Co., pursuant to a policy effective from September 22, 1994 through September 22, 1995 at an annual premium of $29,225.

*    Less than 1%.

Meetings of Board and Committees

     The Board of Directors had seven formal meetings during 1994. Other than Mr. Slovin (who was not present at two such meetings), all directors attended at least 75% of the Board of Directors meetings in 1994. The Board has an Executive Committee, an Audit Committee, a Nominating Committee and a Stock Option Committee. The Executive Committee has all the authority which, under the New York Business Corporation Law, may be delegated to such a Committee; it has been specifically delegated the functions of a compensation committee. The Executive Committee had several informal meetings during 1994. The Audit Committee recommends the firm of independent public accountants to be engaged as the Company's auditors and participates in such accounting reviews as it deems appropriate. It had one meeting during 1994. The Nominating Committee recommends to the Board the slate of management nominees for election as directors and also recommends officers and other Company officials; it will consider nominations by shareholders made in writing to the Chairman of the Board. The Nominating Committee had two meetings during 1994. The Stock Option Committee is authorized to award options under the Company's stock option plans. It had one meeting during 1994. Directors who are not officers were each paid $10,000 in 1994. Mr. Kotler, as Chairman of the Executive Committee, was paid an additional $10,000 in 1994 and Mr. Thomas was paid an additional $10,000 in 1994 under a consulting arrangement with the Company pursuant to which Mr. Thomas consults with senior officers regarding financial and transaction matters.

Executive Officers

     The Company currently has two executive officers other than its Chief Executive Officer. Their ages, business experience over the last five years and the number of shares of the Company's common stock owned by each of them are set forth below:

                                    Business                                              Number           Percent of
Name                       Age      Experience                                          of Shares         Outstanding
- ----                       ---      ----------                                          ---------         -----------
Michael A. Asch(1)         28       Vice President and Chief                            18,000(2)              .9%
                                    Financial Officer of
                                    the Company since March
                                    1994.  Vice President -
                                    Operations of the Company's
                                    Domestic Division from January
                                    1993.  Since February 1992,
                                    President and principal of
                                    Anniston Capital, Inc.
                                    (investment banking).  From
                                    August 1989 to January 1992,
                                    Associate - Investment Banking
                                    of Robert Fleming Inc.


                                    Business                                              Number           Percent of
Name                       Age      Experience                                          of Shares         Outstanding
- ----                       ---      ----------                                          ---------         -----------

Tedd D. Drattell           34       Treasurer of the Company since October 1994.            --                --
                                    From December 1993 to October 1994, Chief
                                    Financial Officer of Leather's Best
                                    (leather importing/exporting).  From March
                                    1983 to December 1993, Chief Financial Officer
                                    and Controller of Sterling Imports Ltd., d/b/a
                                    Jason Brooke Imports (wine/beverage importing
                                    and distribution).

________________

(1)  Michael A. Asch is the son of Arthur L. Asch.

(2) Excludes options to purchase 34,000 shares which become exercisable in four equal cumulative annual installments to commence October 11, 1995.

Executive Compensation

     The following table summarizes all compensation paid by the Company during its fiscal year ended December 31, 1994, and for the two prior fiscal years, to its Chief Executive Officer and each of its most highly compensated executive officers as of December 31, 1994, whose total compensation exceeded $100,000 during 1994.


                           Summary Compensation Table

                              Annual Compensation                     Long-term Compensation
                          ---------------------------             ---------------------------------
(a)                (b)       (c)        (d)       (e)              (f)             (g)           (h)        (i)

Name and           Year    Salary      Bonus     Other          Restricted      Number of       LTIP      All Other
Principal                                        Annual           Stock          Options       Payouts     Comp.
Position                                      Compensation       Award(s)        Granted                    (3)
                                                  (2)
- --------------------------------------------------------------------------------------------------------------------
Arthur L. Asch
Chairman of the
Board (Chief
Executive
Officer)          1994    $500,000     --         --               --             40,000          --       $ 8,400

                  1993    $500,000     --         --               --                 --          --       $13,550

                  1992    $630,000     --         --               --                 --          --       $13,131


Michael A. Asch   1994    $121,218     --         --               --             34,000          --       $ 6,673
Vice President
(Chief Financial
Officer)(1)

(1)  Michael Asch became Chief Financial Officer in March 1994.

(2) No executive officer's perquisites equalled or exceeded the lesser of $50,000 or 10% of his cash compensation.

(3) Represents amounts paid under the Company's defined contribution pension and profit sharing plans.

Employment Agreements

     Arthur Asch had an employment agreement with the Company which expired on December 31, 1994. Pursuant to the agreement, Mr. Asch received an annual base salary of $500,000 for 1993 and 1994, and was entitled to a bonus if the Company achieved certain targeted pre-tax earnings. Mr. Asch is serving as Chief Executive Officer without an employment agreement and, pending current discussions regarding the terms of a new agreement, is currently receiving a salary at the rate of $500,000 per year.

     In December 1994, the Company entered into an employment agreement with Michael Asch for a term from January 1, 1995 through December 31, 1996. Pursuant to the agreement, Michael Asch is to receive an annual salary of $215,000 and $230,000 for 1995 and 1996, respectively.

Deferred Compensation Plans

     The Company has non-contributory defined contribution pension and profit sharing plans covering certain employees (including executive officers) of the Company. The Company has no defined benefit plans.

Stock Options

     The Company has an Incentive Stock Option Plan ("ISO Plan") which terminates on March 21, 1999, and is proposing for approval at the Meeting a Non-Qualified Stock Option Plan ("NQO Plan") which the Board approved on October 11, 1994. On October 11, 1994, options to purchase an aggregate of 74,000 shares under the Plans were granted to the two named executive officers of the Company (see "Approval of Non-Qualified Stock Option Plan"). During 1994, no executive officer of the Company exercised any options and no options previously granted to any executive officer were repriced. The Company has no stock appreciation rights ("SAR") plan and has issued no SARs.


         Compensation Committee Interlocks and Insider Participation

     The Board has no separate Compensation Committee. The Executive Committee, which consists of Steven Kotler (Chairman), Wilmer J. Thomas, Jr., and Arthur L. Asch (the Company's Chief Executive Officer), performs the role of a Compensation Committee. Mr. Asch did not participate in the deliberations or vote during 1993 by the Committee relating to his employment agreement which expired on December 31, 1994.

Compensation Committee Report

     The compensation paid to Arthur L. Asch for 1994 was fixed by the provisions of his employment agreement, as amended on April 16, 1993. The terms of the agreement, as amended, were determined by arms-length negotiations between Mr. Asch and the members of the Executive Committee, and provided for base salaries, and for bonuses if the Company's pre-tax earnings exceeded certain levels. See "Employment Agreements," above.

     It is the Committee's policy that the Company have an employment contract with its chief executive officer for a fixed employment term. The 1993 amended employment agreement, which expired December 31, 1994, reflected that policy. The reduction in Mr. Asch's base salary from prior years contained in the amended employment agreement reflected the Committee's consideration in 1993 of the Company's prior performance. The Committee also considered the compensation paid to chief executive officers of other companies in the women's apparel industry. The Chairman of the Committee is currently in discussions with Mr. Asch concerning the terms of a new employment agreement.

     The Executive Committee relies on Mr. Asch to recommend the compensation for other executive officers. In recommending the compensation for such other officers, Mr. Asch considered the compensation paid to similarly situated officers of other companies in the women's apparel industry and the executive's performance.

                                                     Steven Kotler, Chairman
                                                     Wilmer J. Thomas, Jr.
                                                     Arthur L. Asch

Performance Graph

     The following graph compares the cumulative return on $100 invested at the close of trading on the last trading day of 1989 (assuming the reinvestment of dividends) of Oak Hill Sportswear Corporation, the S&P 500 Index and a peer group of companies. The peer group represents the Value Line Apparel Index, excluding those companies with market capitalizations over $500 million, as of December 31, 1994, and is comprised of: Farah Inc., Garan Inc., Hartmarx Corp., Kellwood Co., Oshkosh B'Gosh, Inc. Class A Shares, Oxford Industries, Inc., Phillips-Van Heusen and Tultex Corp. Those companies excluded as a result of the market capitalization criteria were Fruit of the Loom, Liz Claiborne, Russell Corp. and V. F. Corp. The peer group is weighted by market values of the companies in the group at the beginning of each measurement period.


$160.00|------------------------------------------------------------------|
       |                                                                  |
       |                                                 &           &    |
$140.00|------------------------------------------------------------------|
       |                                     &                            |
       |                         &                       #                |
$120.00|------------------------------------------------------------------|
       |                                                                  |
       |                                     #                            |
$100.00|---*&#------------------------------------------------------------|
       |               &         #                                        |
       |                                                             #    |
 $80.00|------------------------------------------------------------------|
       |                                                                  |
       |               #                                             *    |
 $60.00|------------------------------------------------------------------|
       |                         *                       *                |
       |               *                                                  |
 $40.00|-------------------------------------*----------------------------|
       |                                                                  |
       |                                                                  |
 $20.00|------------------------------------------------------------------|
       |                                                                  |
       |                                                                  |
  $0.00|----|----------|---------|-----------|-----------|-----------|----|
           1989      1990      1991        1992         1993        1994

                                                   Source: Value Line, Inc.

      *=Oak Hill Sportswear Corp.        &=S&P 500          #=Peer Group


===============================================================================
                             1989     1990     1991      1992      1993     1994
- -------------------------------------------------------------------------------
Oak Hill Sportswear Corp. $100.00  $ 49.06  $ 56.60   $ 41.51   $ 53.77  $ 66.04
- --------------------------------------------------------------------------------
S&P 500                   $100.00  $ 96.83  $126.41   $136.25   $150.00  $151.97
- --------------------------------------------------------------------------------
Peer Group                $100.00  $ 62.48  $ 94.17   $110.30   $131.57  $ 83.51
================================================================================

             ITEM 2 -- APPROVAL OF NON-QUALIFIED STOCK OPTION PLAN

     At the Meeting, shareholders will be asked to approve a Non-Qualified Stock Option Plan (the "NQO Plan") which was approved by the Board on October 11, 1994. The affirmative vote of a majority of the shares present in person or by proxy at the Meeting at which a quorum is present is necessary to approve the NQO Plan.

     On October 11, 1994, the Stock Option Committee granted options under the NQO Plan to the following:

Name                                Shares           Expiration Date                    Exercise Price
- ----                                ------           ---------------                    --------------
Arthur L. Asch                      40,000              10/11/99                        $4.25
(Chief Executive
 Officer)

Michael Asch                        34,000              10/11/99                        $4.25
(Chief Financial
 Officer)

Lynn Siemers Cross                  50,000              10/11/99                        $4.25
                                    50,000              10/11/99                        $3.625

   All Executive
   Officers
   as a group
   (2 persons)                      74,000              10/11/99                        $4.25

   All Employees
   as a group
   (3 persons)                      174,000             10/11/99                        $3.625-$4.25

     The foregoing options under the NQO Plan were issued in tandem with options under the Company's ISO Plan to the same individuals, exercisable for the same number of shares, and on the same terms, except that the exercise price of options under the ISO Plan for Messrs. Asch is $4.68. In the event the NQO Plan is not approved by shareholders on or before December 31, 1995, that Plan will not be effective, all options granted thereunder will be invalid, and the options for the same number of shares to the same individuals granted in tandem under the ISO Plan will be effective. In the event the NQO Plan is approved by that date, the options granted thereunder will be effective and the options under the ISO Plan will terminate. On April 13, 1995, the closing bid price of the Company's common stock was $2.31.

     The option grants provide that if, during the period of the holder's employment by the Company, there should be a change of control (as defined in the grant) of the Company, the full balance of the option (to the extent not previously exercised) may be exercised by the holder until the earlier to occur of October 11, 1999 or fifteen days following the change of control.

                              Summary of the Plan

     The following summarizes the material features of the Plan.

Purpose

     The primary purpose of the NQO Plan is to provide a continuing, long-term incentive to officers and selected employees of the Company so that it may be able to continue to hire and retain qualified personnel.

Number of Shares Covered by the NQO Plan

     Under the NQO Plan, options to purchase up to 199,250 shares may be granted. Any options that are cancelled or terminated without exercise are available for future grant. No one person may receive options to purchase in excess of 100,000 shares under the Plan.

Administration

     The NQO Plan is administered by the Company's Stock Option Committee (the "Committee"), which consists of not less than three members of the Board, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act. The interpretations and constructions by the Committee of any provisions of the Plan and of options granted thereunder, and such determinations of the Committee as it deems appropriate for the administration of the Plan and of options granted thereunder, are final and conclusive on all persons having any interest thereunder. The present members of the Committee are Joseph Greenberger, Steven Kotler and Wilmer J. Thomas, Jr.

     The Committee has the authority, in its discretion and subject to the express provisions of the Plan, to determine the individuals to receive options, the time when they will receive such options, the purchase price and the number of shares which will be subject to each option, and the other terms and provisions of the respective options (which need not be identical).

Eligibility and Extent of Participation

     Options may be granted to selected key employees of the Company. As of April 13, 1995, approximately 50 individuals were eligible to receive options, and options were held by three individuals. Subject to the terms of the NQO Plan, the Committee has full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option.

Purchase Price, Period and Exercise of Options

     The purchase price for each share issuable upon exercise of an option is to be determined by the Committee, but may not be less than 50% of the fair market value of such shares on the date the option is granted. The purchase price for the shares issued upon exercise of options may be in cash, the Company's common stock or a combination thereof.

     An option may be exercisable in such amounts and at such times as may be determined by the Committee at the time of grant of such option. Options may be exercisable immediately, but shall not be exercisable more than five years from the date of grant of such options. To the extent that an option is not exercised within the period of exercisability fixed by the Committee, it will expire as to the then unexercised part.

Expiration and Transfer of Options

     Options are non-transferable, except by will or by the laws of descent and distribution. To the extent that options remain exercisable at the time any Optionee's employment with the Company terminates, such options expire ten days after a voluntary termination and ninety days after any other termination.

Adjustment of Shares

     If any change is made in the Shares subject to the NQO Plan, or subject to any option granted under the Plan, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offerings, change in the corporate structure of the Company, or otherwise, such adjustment shall be made as to the maximum number of shares subject to the Plan, and the number of shares and prices per share of stock subject to outstanding options as the Committee may deem appropriate.

Amendments to, and Termination of, the NQO Plan

     The Company's Board of Directors may from time to time make such amendments to the NQO Plan as it may deem proper and in the best interests of the Company, provided that no amendment shall be made which would impair, without the consent of the applicable optionholders, any option theretofore granted under the Plan or deprive any optionholder of any shares which he may have acquired through or as a result of the Plan or without shareholder approval to increase the number of shares subject to options under the Plan. The Plan may be terminated at any time by the Company's Board of Directors except with respect to options then outstanding under the Plan. Otherwise, it shall terminate on October 11, 2004, except with respect to options then outstanding.

Federal Income Tax Consequences

     The following summary of the Federal income tax consequences of the grant and exercise of options, and the disposition of shares purchased pursuant to the exercise of options, is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it deal with state and local tax considerations.

     No tax obligation will arise for the optionee or the Company upon the granting of options under the NQO Plan. Upon exercise of an option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

     If an option is exercised by the estate of any optionholder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the shares acquired upon the exercise of such option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

                 SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Shareholders may present proposals for inclusion in the 1996 Proxy Statement provided they are received by the Company at its principal executive offices no later than January 17, 1996 and are in compliance with applicable regulation of the Securities and Exchange Commission.

                          FILINGS UNDER SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. Other than Mr. Asch, the Company is not aware of any beneficial owner of more than ten percent of its Common Stock.

     Based on a review of the copies of the Forms furnished to the Company, the Company believes that all filing requirements applicable to its officers and directors (other than two Forms 4 filed by Wilmer J. Thomas, Jr., reporting gifts of the Company's Common Stock) were complied with in a timely manner during 1994.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse has been appointed the Company's independent public accountants for 1995. A representative of Price Waterhouse is expected to be present at the 1995 Annual Meeting of Shareholders and will be available to answer appropriate questions.

     A SHAREHOLDER MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1994, BY WRITING TO:
OAK HILL SPORTSWEAR CORPORATION, 1411 BROADWAY, NEW YORK, NY 10018: ATTN: CHIEF FINANCIAL OFFICER.





Dated:  May 16, 1995

                        OAK HILL SPORTSWEAR CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Arthur L. Asch and Joseph Greenberger as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Oak Hill Sportswear Corporation held of record by the undersigned on May 12, 1995 at the Annual Meeting of Shareholders to be held on June 21, 1995 and any adjournment thereof.


1. Election of Directors

[_]  FOR all nominees listed below             [_] WITHHOLD AUTHORITY to
    (except as marked to the contrary              vote for all nominees
     below)                                        listed below

Arthur L. Asch, Joseph Greenberger, Steven Kotler, Wilmer J. Thomas, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


____________________   ____________________   __________________


2. Approve the Company's Non-Qualified Stock Option Plan

[_] FOR             [_] AGAINST             [_] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                     (Please date and sign on reverse side)

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors, and FOR the proposal to approve a Non-Qualified Stock Option Plan for the Company.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears herein.



                                    __________________________________
                                              (Signature)




                                    __________________________________
                                        (Signature, if held jointly)


                                    Dated:______________________, 1995


                                    PLEASE MARK, SIGN, DATE AND
                                    RETURN THIS PROXY CARD PROMPTLY
                                    USING THE ENCLOSED ENVELOPE

                        OAK HILL SPORTSWEAR CORPORATION
                        NON-QUALIFIED STOCK OPTION PLAN


     1. Purpose. The purpose of this Non-Qualified Stock Option Plan (the "Plan") is to provide a continuing incentive to selected key employees of Oak Hill Sportswear Corporation, a New York corporation (the "Company"), and of any parent or subsidiary of the Company, by the grant of non-qualified, non-incentive stock options ("options") under the Plan. Options granted under the Plan are not intended to be eligible for the tax consequences provided for in Sections 421 through 424 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Shares Covered by Plan. The number of shares which may be issued pursuant to options granted under the Plan shall not exceed 199,250 shares of the Company's common stock, par value $.02 ("Common Stock"). If any option granted under the Plan shall terminate, expire or be cancelled, for any reason whatsoever, without having been exercised in full, the shares not purchased under such option shall be available again for the purposes of the Plan. The maximum number of shares in respect to which options may be granted under the Plan to any particular employee participating in the Plan shall be 100,000 per calendar year.

     3. Administration. The Plan shall be administered by a committee of directors of the Company (the "Committee") to be appointed from time to time by the Company's Board of Directors and to consist of not less than the minimum number of persons from time to time required by Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934, or any successor rule or regulation thereto as in effect from time to time ("Rule 16b-3") and Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m) of the Code only, is intended to be a "disinterested person" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code; provided that, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under this Plan. Any determination in writing signed by all members of the Committee shall be fully as effective as if made by a majority vote at a meeting. The Committee may hold meetings telephonically. The Committee may appoint a Secretary, who shall keep minutes of its meetings, and the Committee may make such rules and regulations for the conduct of its business and for the carrying out of the Plan as it shall deem appropriate. In addition to the express powers and authorizations conferred upon the Committee by the Plan, the Committee shall have the authority to (i) interpret and administer the Plan and any instrument or agreement relating to, or option made under the Plan and (ii) correct any defects, supply any omission and reconcile any inconsistency in the Plan. The interpretations and constructions by the Committee of any provisions of the Plan or of any option granted thereunder, and such determinations of the Committee as it shall deem appropriate for the administration of the Plan and of options granted thereunder, shall be final, binding and conclusive on all persons having any interest thereunder.

     4. Eligibility. Options may be granted under the Plan to key employees of the Company, and of any parent or subsidiary of the Company, selected by the Committee.

     5. Granting of Options. The Committee shall select the key employees eligible to receive options under the Plan, the number of shares to be included under each option, the date upon which each option expires, and the other terms and conditions of each option, all subject to and within the limitations of the Plan. The Committee may grant options which are exercisable immediately or in installments.

     6. Option Period. The date of grant of an option shall be the date on which the Committee shall award the option. The Committee may make options exercisable for up to five years from the date of grant.

     7. Option Price. The price to be paid for shares on exercise of each option shall be fixed by the Committee upon the date of grant. The price shall not be less than 50% of the fair market value of the Common Stock on the date of the grant.

     8. Terms and Conditions of Options.

     (a) Each option shall be deemed to include the following terms and conditions:

          (i) The holder of an option may exercise his or her option by delivering to the Company written notice of the number of shares with respect to which option rights are to be exercised together with full payment of the purchase price of such shares. In addition, the holder of an option will pay all withholding taxes when due by reason of said exercise. In both cases (at the election of the holder of the option) payment may be made either (x) in cash, (y) in Common Stock, or (z) by a combination of cash and Common Stock. If payment, in whole or in part, is made in Common Stock, it shall be valued by the Committee at its fair market value on the close of business on the date prior to the date of payment. Common Stock used for payment must have been held by the optionee for at least six months. Upon receipt by the Chief Financial Officer or Treasurer of the Company of payment in full, the option holder shall be deemed to be the holder of record of the Common Shares issuable upon such exer- cise, notwithstanding that certificates representing such Common Shares shall not then be actually delivered to the option holder.

          (ii) No option and no right under any such option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the optionee other than by will or the laws of descent and distribution and may be exercised during his or her lifetime only by the optionee.

          (iii) If the holder of an option dies during the period of his or her employment by the Company, the number of shares for which the option was exercisable as of the date of death may be exercised by the option holder's personal representative, or transferee entitled to acquire the right to exercise the option by will or pursuant to the laws of descent and distribution, until the earlier of the date upon which his or her option expires or ninety days following the date of death.

          (iv) If the employment of the option holder is terminated by the option holder by reason of his or her permanent disability, or terminated by the Company for any reason (with or without cause), the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ninety days following the date of such termination.

          (v) If the option holder terminates his or her employment with the Company for any reason other than permanent disability, the number of shares for which the option was exercisable as of the date of termination may be exercised by the option holder until the earlier of the date upon which his or her option expires or ten days following the date of such termination.

          (vi) No fractional shares shall be issued upon the exercise of an option. With respect to any fraction of a share otherwise issuable upon any exercise hereof, the Company shall pay to the option holder an amount in cash equal to the fair value of such fraction, in accordance with Section 509(b) of the New York Business Corporation Law.

          (vii) The option holder shall not, by virtue thereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the option holder are limited to those provided by this Plan and (to the extent consistent therewith) those expressed in the option. If the shareholders of the Company do not, by December 31, 1995 approve this Plan in accordance with Section 505(d) of the New York Business
     Corporation Law, all options granted thereunder prior thereto shall be null and void.

          (viii) The Company may require an option holder, and the option holder's legal representative, heir, legatee, or distributee, as a condition of any exercise of the Option, to give written assurance satisfactory to the Company that the shares subject to options are being acquired for investment only, with no view to the distribution, and that any subsequent resale thereof will be made pursuant to an effective and current registration statement under said Securities Act of 1933, or pursuant to an exemption from registration under said Act, and all certificates representing the shares subject to options shall bear the following legend:

               The shares represented by this certificate have not been registered under the Securities Act of 1933. Said shares have been acquired for investment, and may not be sold, transferred or assigned except pursuant to an effective registration statement for said shares under said Act or an opinion of the Company's counsel that such registration is not required under said Act.

     (b) Each option may be made subject to such other terms and conditions consistent with the Plan as the Committee may approve and provide for in the form of option, including, without limitation, those relating to the immediate exercisability or to the installments in which and/or the conditions upon which options shall become exercisable.

     9. Amendments to and Termination of Plan. The Board of Directors of the Company may from time to time make such amendments to the Plan as it may deem proper and in the best interests of the Company, provided that no amendment shall be made which would increase the number of shares which may be made subject to options under the Plan, without shareholders' approval, or impair, without the consent of the optionee, any option theretofore granted under the Plan or deprive any optionee of any shares of stock of the Company which he may have acquired through or as a result of an option under the Plan. The Plan may be terminated at any time by the Company's Board of Directors, except with respect to options then outstanding under the Plan.

     10. Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of shares (or other securities or property) with respect to which options may be granted, (ii) the number and type of shares (or other securities or property) subject to outstanding options and (iii) the grant or exercise price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option in full satisfaction of the Company's obligations to the holder thereunder.

     11. General Provisions.

     (a) Options May Be Granted Separately or Together. Options may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other option granted under the Plan or award granted under any other plan of the Company or any affiliate of the Company.

     (b) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or its affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No Right to Continued Employment. The grant of an option shall not be construed as giving a participant in the Plan the right to be retained in the employ of the Company or any of its affiliates. Further, the Company or its affiliates may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any award evidencing an option.

     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York.

     (e) No Trust or Fund Created. Neither the Plan nor any option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its affiliates and a participant in the Plan or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its affiliates pursuant to an option, such right shall be no greater than the right of any unsecured general creditor of the Company or its affiliates.

     12. Effective Date and Term of Plan.

     (a) The Plan was adopted and became effective on October 11, 1994, the date on which it was approved by the Board of Directors of the Company; provided that no option granted under the Plan shall be exercisable until and unless the Plan is approved by the Company's shareholders as contemplated by Section 8(a)(vii).

     (b) Unless sooner terminated, this Plan shall terminate on October 11, 2004 and no options shall thereafter be made under the Plan.